EXHIBIT 99.1

                               QUARTERLY EARNINGS
                                  ANNOUNCED BY
                           CHESTER VALLEY BANCORP INC.

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 16, 2003

CONTACT: DONNA M. COUGHEY
                  PRESIDENT & CEO
                  (610) 269-9700 ext. 3085

Downingtown - Chester Valley Bancorp Inc. announces that the Company posted quarterly and year to date earnings of $1.48 million, or $0.31 per share (diluted) and $4.37 million or $0.93 per share (diluted) for the three- and nine-month periods ended March 31, 2003. This compared to $1.48 million or $0.32 per share (diluted) and $4.42 million or $0.97 per share (diluted) for the same three- and nine-month periods in 2002.

Commercial loans increased $22.43 million or 13.5% to $188.83 million for the nine-month period. Loan quality for the Company remained stable as non-performing loans represented only .16% of total assets at March 31, 2003. The decrease in the provision for loan losses of $217 thousand and $253 thousand for the three- and nine-month periods ended March 31, 2003 when compared to the same periods in 2002 is reflective of the $20.64 million or 5.5% in runoff of residential mortgage loans and improved loan quality.

For the nine-month period ended March 31, 2003, we increased core deposits by $48.08 million or 25.0% while simultaneously decreasing our higher-cost certificates of deposit by $17.20 million. In addition, we reduced costly municipal certificates of deposit by $2.61 million. Total assets for Chester Valley increased 4.0% for the past nine months to $588.40 million at March 31, 2003, from $566.03 million at June 30, 2002.

Non-interest income increased 17.4% to $5.7 million for the nine-months ended March 31, 2003 over the same nine-month period ending March 31, 2002. The 50 basis point drop in interest rates resulted in a decrease in net interest income for the nine-month period. Our interest rate spread declined 6 basis points to 3.35% from 3.41% for the nine-month period.

"Our focus has, and will continue to be, increasing core deposits, growing the commercial loan portfolio and expanding fee income. Commercial loans and core deposits continue to show strong, healthy growth. Our nine-month fee income from investment services, loan fees and deposit service charges increased 14.5% to $4.8 million from $4.2 million at March 2003 and March 2002, respectively. The current interest rate environment and the slow economy continue to pose challenges for the financial services industry," stated Donna M. Coughey, President & CEO.

Chester Valley Bancorp Inc. is the parent company of both First Financial Bank and Philadelphia Corporation for Investment Services. First Financial's executive offices are located in Downingtown, Pennsylvania with branches in Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon and Kennett Square. Philadelphia Corporation has offices in Wayne and Philadelphia.

Chester Valley Bancorp stock is traded on the NASDAQ market under the symbol "CVAL".

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

                  CHESTER VALLEY BANCORP INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
               (Dollars in Thousands Except for Per Share Amounts)

***   CONSOLIDATED OPERATIONS DATA:
                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                          MARCH 31,                        MARCH 31,
                                                 -----------------------------    -----------------------------
                                                     2003             2002             2003            2002
                                                 ------------    -------------    -------------   -------------
Total interest income                                 $7,672           $8,327          $24,139         $26,180
Total interest expense                                 3,292            3,675           10,778          12,724
                                                 ------------    -------------    -------------   -------------
NET INTEREST INCOME                                    4,380            4,652           13,361          13,456
  Provision for loan losses                              (68)             149              174             427
                                                 ------------    -------------    -------------   -------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                      4,448            4,503           13,187          13,029
Total other income                                     1,826            1,560            5,675           4,833
Other operating expenses                               4,385            4,128           13,102          12,012
                                                 ------------    -------------    -------------   -------------
  Income before income taxes                           1,889            1,935            5,760           5,850
  Income tax expense                                     408              456            1,391           1,432
                                                 ------------    -------------    -------------   -------------
NET INCOME                                            $1,481           $1,479           $4,369          $4,418
                                                 ============    =============    =============   =============
EARNINGS PER COMMON SHARE (1)
   Basic                                               $0.33            $0.33            $0.96           $0.97
                                                 ============    =============    =============   =============
   Diluted                                             $0.31            $0.32            $0.93           $0.97
                                                 ============    =============    =============   =============

***   CONSOLIDATED FINANCIAL CONDITION DATA:

                                                                    MARCH 31,         JUNE 30,
                                                                      2003             2002          % CHANGE
                                                                 -------------    -------------   -------------
Total assets                                                         $588,404         $566,032           3.95%
Loans and loans held for sale, net                                    367,926          363,702           1.16%
Deposits                                                              411,784          385,980           6.69%
Total stockholders' equity                                             47,490           44,171           7.51%

***   OTHER SELECTED DATA:
                                                        THREE MONTHS ENDED               NINE MONTHS ENDED
                                                            MARCH 31,                        MARCH 31,
                                                 -----------------------------    -----------------------------
                                                      2003             2002             2003            2002
                                                 ------------    -------------    -------------   -------------
Average interest rate spread (2)                       3.28%            3.50%            3.35%           3.41%
Net yield on average interest-earning assets (2)       3.45%            3.83%            3.43%           3.64%
Ratio of average interest-earning
  assets to average interest-bearing liabilities        1.03 X           1.08 x           1.03 X          1.07 x

Non-performing assets to total assets                  0.16%            0.21%            0.16%           0.21%
Book value per common share (1)                       $10.44            $9.33           $10.44           $9.33
Closing price of common stock at end of
  period (1)                                          $22.61           $14.67           $22.61          $14.67
Number of full-service offices at end of period            9                9                9               9

(1) Per share amounts have been restated to reflect the effects of the 5% stock dividend paid in September 2002.
(2) Percentages are presented on a taxable equivalent basis.